SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 28, 2002

                             CORPORATE VISION, INC.

           (Exact name of registrant as specified in its charter)

  Oklahoma                        0-18824                   73-1579755
(State or other               (Commission File           (I.R.S. Employer
 jurisdiction of                  Number)                 Identification
 incorporation                                                Number)

                           3 Broad Street, Suite 300
                         Charleston, South Carolina 29401
               (Address of principal executive offices) (Zip Code)

                                (843) 534-1330
               (Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

     Not Applicable.

Item 2.     Acquisition Or Disposition Of Assets

     Not Applicable.

Item 3.     Bankruptcy or Receivership.

     Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

     On March 5, 2002, the Company's board of directors voted to dismiss Cross and Robinson, its independent public accountant for the year ended December 31, 2001, due to the Company's acquisition of Stony's Trucking Co. On March 5, 2002, the Company completed the acquisition of Stony's Trucking Co, and subsidiaries (collectively, "Stony's"). Stony's is based in Ohio, and has substantially greater assets and operations than the Company's operations before the acquisition. In addition, the owner and president of Stony's was appointed Chief Executive Officer of the Company pursuant to the acquisition. Based on those factors, the Company determined that it would be better served by retaining an independent auditor that was closer geographically to the Company's current principal operations. As a result, the Company has retained Packer Thomas, P.C., an Ohio based independent public auditor.

     Cross and Robinson's report for the year ended December 31, 2001 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, other than the qualification of the financial statements as having been prepared on a going concern basis. The decision to dismiss Cross and Robinson was approved by the Company's board of directors (the Company does not have a separate audit committee). There were no disagreements with Cross and Robinson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Cross and Robinson to respond fully to the inquiries of the successor accountant concerning its dismissal.

Item 5.     Other Events.

     Not Applicable.

Item 6.     Resignations Of Directors And Executive Officers.

Not applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

         (a) None.

         (b) None.

         (c) Exhibits:

Exhibit Number              Description

   16        Letter on Change in Certifying Accountant

Item 8.     Change in Fiscal Year.

     Not Applicable.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CORPORATE VISION, INC.

Date: March 13, 2002                    /s/ Gregory J. Gibson
                                        By: Gregory J. Gibson
                                        Its: Chief Executive Officer